UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2008

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On Friday, November 28, 2008, the Company amended the Capital Support Agreement that was entered into on December 3, 2007 with the SEI Liquid Asset Trust Prime Obligation Fund (SLAT PO Fund). The terms and conditions of the original Capital Support Agreement are described in the section titled Money Market Fund Support included in Management’s Discussion and Analysis of Financial Condition and Results of Operations of our latest Quarterly Report on Form 10-Q and latest Annual Report on Form 10-K. The Amended and Restated Capital Support Agreement with the SLAT PO Fund (the SLAT PO Amended Agreement) extended the termination date under the original Capital Support Agreement to November 6, 2009. The SLAT PO Amended Agreement requires the Company to commit capital to the SLAT PO Fund subject to an aggregate limit of $30.0 million if the Fund realizes payments or sales proceeds from the ultimate disposition of any of the specified structured investment vehicle (SIV or SIVs) securities which are less than its amortized cost. The specified SIV securities in the SLAT PO Fund had an aggregate par value of $72.0 million on November 28, 2008. Under the SLAT PO Amended Agreement, the Company must maintain collateral in the form of a letter of credit and/or a segregated cash account equal to the aggregate limit of committed capital, which as of November 28, 2008 amounted to $30.0 million.

Also, on Wednesday, November 26, 2008, the Company amended the terms of its five-year unsecured senior revolving credit facility agreement (the Credit Agreement) with JP Morgan Chase Bank, as agent, and other lenders to 1) permit the incurrence of the contingent obligation represented by the SLAT PO Amended Agreement; 2) exclude purchases of SIV securities held as of November 26, 2008 by SEI Daily Income Trust Prime Obligation Fund and SLAT PO Fund of up to $346.0 million and purchases of GNMA securities to satisfy applicable regulatory requirements of SEI Private Trust Company (a wholly-owned subsidiary of the Company) of up to $100.0 million from the calculation of certain investments pursuant to Section 6.14; and 3) increase the allowable Leverage Ratio pursuant to Section 6.21 for the additional contingent obligations of the Company required under the Amended and Restated Capital Support Agreements.

This summary is qualified in its entirety by reference to the text of the Amended and Restated Capital Support Agreement with the SEI Liquid Asset Trust for and on behalf of its Prime Obligation Fund and the Amendment No. 4 to the Credit Agreement which is included as Exhibit 10.34 and Exhibit 10.23.4, respectively, to this Current Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Thomas Smith has resigned from the Board of Directors of the Company effective December 2, 2008. Mr. Smith has advised the Company that he is not resigning from the Board as a result of any disagreement with the Company on any matter relating to the

Company’s operations, policies or practices. Rather, Mr. Smith advised the Company that he remained supportive of the Company and its strategies and management team and that his resignation was simply part of his ongoing process to reduce his business commitments. Mr. Smith’s age is 80.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.23.4	Amendment No. 4 to Credit Agreement, dated as of November 26, 2008 among SEI Investments Company, JPMorgan Chase Bank, N.A., individually and as Administrative Agent and the other financial institutions described therein.

10.34	Amended and Restated Capital Support Agreement, dated November 28, 2008, between SEI Investments Company and SEI Liquid Asset Trust for and on behalf of its Prime Obligation Fund.

99.1	Schedule of Impact of Support Provided to Sponsored Money Market Funds Quarter to date and Cumulative to date November 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date: December 2, 2008	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.23.4	Amendment No. 4 to Credit Agreement, dated as of November 26, 2008 among SEI Investments Company, JPMorgan Chase Bank, N.A., individually and as Administrative Agent and the other financial institutions described therein.

10.34	Amended and Restated Capital Support Agreement, dated November 28, 2008, between SEI Investments Company and SEI Liquid Asset Trust for and on behalf of its Prime Obligation Fund.

99.1	Schedule of Impact of Support Provided to Sponsored Money Market Funds Quarter to date and Cumulative to date November 28, 2008.

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